UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 15, 2006
Carmike Cinemas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
On September 15, 2006, the Board of Directors of Carmike Cinemas, Inc. (the “Company”), following the recommendation of its Compensation and Nominating Committee (the “Committee”), nominated Kevin D. Katari for election to the Board. Mr. Katari was recommended to the Committee by Michael W. Patrick, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer.
Mr. Katari, 36, is a Managing Member of Watershed Asset Management, L.L.C., a manager of discretionary capital for institutional investors. He is also a Managing Member of its affiliate, WS Partners, L.L.C. Mr. Katari joined Watershed in April 2002 and has served as a Managing Member of Watershed Asset Management and WS Partners since March 2004. From 1999 to 2002, Mr. Katari was a co-founder, Vice President and member of the Board of Directors of Bluefire Systems, Inc., a startup retail consulting and software firm. Mr. Katari currently serves on the Board of Directors of Leader Ventures, LLC and on the Board of Trustees of the Seven Hills School in Walnut Creek, California. Mr. Katari expects to join the Board of Directors of Silicon Graphics, Inc. upon its emergence from bankruptcy (expected to occur in October 2006).
Mr. Katari’s nomination followed the announcement by the Company that James J. Gaffney, a director of the Company, will not stand for re-election to the Company’s Board of Directors. The Board of Directors will submit Mr. Katari’s nomination for election, along with its recommendation, to the stockholders at the Company’s annual meeting which is scheduled to be held at 9:00 a.m. E.T., on Friday, October 20, 2006, at the offices of King & Spalding LLP, 1180 Peachtree Street N.E., Atlanta, Georgia (the “Annual Meeting”). Mr. Katari’s nomination will be included in the Company’s proxy statement relating to the Annual Meeting.
In connection with the Annual Meeting, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). The proxy statement will be mailed to the Company’s stockholders. The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Annual Meeting. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s website at www.carmike.com.
The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Annual Meeting. Information about the Company’s executive officers and directors and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Investors and stockholders may obtain additional information regarding the Company’s executive officers and directors by reading the definitive proxy statement for the Annual Meeting which will be filed with the SEC.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: September 18, 2006	By:	/s/ Lee Champion

Lee Champion Senior Vice President, General Counsel and Secretary